Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Steve Bolton, President and Chief Executive Officer, and Bryan Markert, Secretary and Treasurer of Carolyn River Projects Ltd., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the annual report on Form 10-KSB of Carolyn River Projects Ltd. for the period ended May 31, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Carolyn River Projects Ltd.

Dated: August 29, 2007

/s/ Steve Bolton

Steve Bolton

President and Chief Executive Officer

(Principal Executive Officer)

/s/ Bryan Markert

Bryan Markert

Secretary and Treasurer

(Principal Financial Officer and

Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Carolyn River Projects Ltd. and will be retained by Carolyn River Projects Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.

CW1374870.1